    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997.
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                           ATLANTIC RICHFIELD COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     23-0371610
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

             515 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA 90071
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               CANYON FUEL COMPANY, LLC CAPITAL ACCUMULATION PLAN
                   CH-TWENTY, INC. CAPITAL ACCUMULATION PLAN
                          CH-TWENTY, INC. SAVINGS PLAN
                           (FULL TITLE OF THE PLANS)

                            BRUCE G. WHITMORE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           ATLANTIC RICHFIELD COMPANY
             515 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA 90071
                                 (213) 486-1774
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to
                              DIANE A. WARD, ESQ.
                     SENIOR COUNSEL -- SECURITIES & FINANCE
                           ATLANTIC RICHFIELD COMPANY
             515 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA 90071
                                 (213) 486-2808
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                  PROPOSED
                                                PROPOSED           MAXIMUM          AMOUNT OF
   TITLE OF SECURITIES      AMOUNT TO BE    MAXIMUM OFFERING      AGGREGATE       REGISTRATION
    TO BE REGISTERED         REGISTERED      PRICE PER SHARE   OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------
Shares of Common Stock of
  Atlantic Richfield
  Company, par value
  $2.50 per share, which
  may be purchased or
  distributed pursuant to
  the Canyon Fuel
  Company, LLC Capital
  Accumulation Plan, the
  CH-Twenty, Inc. Capital
  Accumulation Plan and
  the CH-Twenty, Inc.
  Savings Plan...........     50,000(1)         $75.00(2)       $3,750,000(2)        $1,136
=================================================================================================

(1) This registration statement also relates to such indeterminate number of additional shares of common stock as may be offered as a result of a stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices per share of the Registrant's Common Stock on August 5, 1997, as reported on the New York Stock Exchange Composite Tape.
================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement is filed for the purpose of registering 50,000 shares of common stock, par value $2.50 per share ("Common Stock"), of Atlantic Richfield Company (the "Company"), a Delaware corporation, authorized for issuance under the terms of the Canyon Fuel Company, LLC Capital Accumulation Plan and the CH-Twenty, Inc. Capital Accumulation Plan (collectively, the "Capital Accumulation Plans") and the CH-Twenty, Inc. Savings Plan (the "Savings Plan"). Canyon Fuel Company and CH-Twenty, Inc. are each a subsidiary of the Company.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant, the Capital Accumulation Plans and the Savings Plan hereby incorporate herein by this reference, the documents listed below filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") with the Securities and Exchange Commission (the "Commission") under File No. 1-1196:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1997.

          (c) The Company's Current Reports on Form 8-K dated March 24, March 24, March 31, April 1, June 23 and July 28, 1997.

          (d) The Description of Capital Stock of the Company set forth on page 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     All documents filed by Registrant, the Capital Accumulation Plans and the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Diane A. Ward, Esq., Senior Counsel -- Securities & Finance of the Company, 515 South Flower Street, Los Angeles, California 90071, has rendered an opinion with respect to the shares of Common Stock offered pursuant to this Registration Statement. As of August 5, 1997, she owned directly options to purchase 1,486 shares of such stock and owned indirectly approximately 1,811 shares of Common Stock under the Company's benefit plans.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 25 of the By-Laws of the Company and to
Section 145 of the General Corporation Law of the State of Delaware as set forth below:

     Section 25 of the By-Laws of the Company provide:

          (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or an inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, payment shall be made to or on behalf of such person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

          (b) Right of claimant to bring suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

          (c) Non-exclusivity of rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors, or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

          (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

          (e) Indemnity agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

          (f) Indemnification of employees and agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

Section 145 of the General Corporation Law of the State of Delaware provides:

          (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Company has entered into or will enter into individual indemnity agreements with each of its present and future directors and officers embodying the provisions of Section 25 of the By-Laws.

     The Company currently carries Directors' and Officers' Liability Insurance with a limit of $205 million to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

       3.1  Restated Certificate of Incorporation of the Company as of June 27, 1994, filed with the Commission as Exhibit 3 to the Company's report on Form 10-Q for the quarterly period ended June 30, 1994, under File No. 1-1196 and incorporated herein by reference.
       3.2  By-Laws of the Company as amended through January 23, 1989, filed with the
            Commission as Exhibit 3.2 to the Company's report on Form 10-K for the year 1993, under File No. 1-1196 and incorporated herein by reference.
       4.1  Rights Agreement dated as of July 24, 1995 between the Company and First Chicago
            Trust Company of New York, as Rights Agent, filed with the Commission as Exhibit
            4 to the Company's report on Form 10-Q for the quarterly period ended June 30,
            1995, under File No. 1-1196 and incorporated herein by reference.
       4.2  Canyon Fuel Company, LLC Capital Accumulation Plan, effective July 1, 1997, filed as an exhibit to this registration statement.
       4.3  CH-Twenty, Inc. Capital Accumulation Plan, effective July 1, 1997, filed as an exhibit to this registration statement.
       4.4  CH-Twenty, Inc. Savings Plan, effective July 1, 1997, filed as an exhibit to this registration statement.
       4.5  Form of Canyon Fuel Company, LLC Capital Accumulation Plan Trust Agreement
            between Canyon Fuel Company and State Street Bank and Trust Company, as Trustee
            (the "Trustee"), effective July 1, 1997, filed as an exhibit to this registration statement.
       4.6  Form of CH-Twenty, Inc. Capital Accumulation Plan Trust Agreement between
            CH-Twenty, Inc. and the Trustee, effective July 1, 1997, filed as an Exhibit to this registration statement.
       4.7  Form of CH-Twenty, Inc. Savings Plan Trust Agreement between CH-Twenty, Inc. and the Trustee, effective July 1, 1997, filed as an Exhibit to this registration statement.

       5.1  Opinion of Diane A. Ward, Esq., dated August 6, 1997, as to the validity of the shares of Common Stock of the Registrant being registered.
       5.2  The Registrant hereby undertakes to submit to the Internal Revenue Service
            ("IRS") each of the plans and any amendments thereto in a timely manner and will make all changes required by the IRS in order to qualify the plans.
      10    Form of Indemnity Agreement adopted by the Board of Directors of the Company on
            January 26, 1987 and executed in February 1987 by the Company and each of its directors and officers included in Exhibit A to the Company's 1987 Proxy
            Statement, filed with the Commission under File No. 1-1196 and incorporated herein by reference.
      23.1  Consent of Coopers & Lybrand L.L.P., filed as an exhibit to this registration statement.
      23.2  Consent of Diane A. Ward, Esq. (included in Exhibit 5.1).
      24    Power of Attorney, filed as an exhibit to this registration statement.

ITEM 9. UNDERTAKINGS.

     (a) Rule 415 offering.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (sec. 239.13 of this chapter), Form S-8 (sec. 239.16b of this chapter) or Form F-3
     (sec. 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by sec. 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3
     (sec. 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act or sec. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date of filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 6, 1997.

                                          ATLANTIC RICHFIELD COMPANY

                                          By:    /s/ ALLAN L. COMSTOCK
                                            ------------------------------------
                                                     Allan L. Comstock
                                               Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                 TITLE                      DATE
------------------------------------------   -------------------------------   ----------------


           */S/  MIKE R. BOWLIN                   Chairman of the Board         August 4, 1997
------------------------------------------       Chief Executive Officer
              Mike R. Bowlin                          and President
       Principal executive officer

        */S/  ANTHONY G. FERNANDES              Executive Vice President         May 5, 1997
------------------------------------------
           Anthony G. Fernandes

          */S/  MARIE L. KNOWLES                Executive Vice President         May 5, 1997
------------------------------------------         and Chief Financial
             Marie L. Knowles                            Officer
       Principal financial officer

        */S/  WILLIAM E. WADE JR.               Executive Vice President         May 5, 1997
------------------------------------------
           William E. Wade, Jr.

          */S/  MICHAEL E. WILEY                Executive Vice President        August 4, 1997
------------------------------------------
             Michael E. Wiley

           */S/  FRANK D. BOREN                         Director                 May 5, 1997
------------------------------------------
              Frank D. Boren

          */S/  LODWRICK M. COOK                        Director                 May 5, 1997
------------------------------------------
             Lodwrick M. Cook


------------------------------------------              Director
             Richard H. Deihl

             */S/  JOHN GAVIN                           Director                 May 5, 1997
------------------------------------------
                John Gavin

           */S/  HANNA H. GRAY                          Director                 May 5, 1997
------------------------------------------
              Hanna H. Gray

                SIGNATURE                                 TITLE                      DATE
------------------------------------------   -------------------------------   ----------------

             */S/  KENT KRESA                           Director                 May 5, 1997
------------------------------------------
                Kent Kresa

        */S/  DAVID T. MCLAUGHLIN                       Director                 May 5, 1997
------------------------------------------
           David T. McLaughlin

         */S/  JOHN B. SLAUGHTER                        Director                 May 5, 1997
------------------------------------------
            John B. Slaughter

            */S/  HENRY WENDT                           Director                 May 5, 1997
------------------------------------------
               Henry Wendt

          /s/ ALLAN L. COMSTOCK                    Vice President and            May 5, 1997
------------------------------------------             Controller
            Allan L. Comstock
       Principal accounting officer

                   *By:
          /s/ ALLAN L. COMSTOCK
------------------------------------------
            Allan L. Comstock
            (Attorney-in-Fact)

                                PLAN SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Canyon Fuel Company, LLC Capital Accumulation Plan, the CH-Twenty, Inc. Capital Accumulation Plan and the CH-Twenty, Inc. Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 6, 1997.

                                     CANYON FUEL COMPANY, LLC
                                     CAPITAL ACCUMULATION PLAN

                                     By:      /s/ CYNTHIA L. BENGTSON
                                       -----------------------------------------
                                                  Cynthia L. Bengtson
                                      Secretary of the Capital Accumulation Plan
                                               Administrative Committee

                                     CH-TWENTY, INC. CAPITAL ACCUMULATION PLAN

                                     By:      /s/ CYNTHIA L. BENGTSON
                                       -----------------------------------------
                                                  Cynthia L. Bengtson
                                      Secretary of the Capital Accumulation Plan
                                                Administrative Committee

                                     CH-TWENTY, INC. SAVINGS PLAN

                                     By:      /s/ CYNTHIA L. BENGTSON
                                       -----------------------------------------
                                                  Cynthia L. Bengtson
                                             Secretary of the Savings Plan
                                                Administrative Committee

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                          NUMBERED
       NO.                                  DESCRIPTION                                 PAGE
     -------   --------------------------------------------------------------------- -----------
      3.1      Restated Certificate of Incorporation of the Company as of June 27,
               1994, filed with the Commission as Exhibit 3 to the Company's report on Form 10-Q for the quarterly period ended June 30, 1994, under File
               No. 1-1196 and incorporated herein by reference.
      3.2      By-Laws of the Company as amended through January 23, 1989, filed with the Commission as Exhibit 3.2 to the Company's report on Form
               10-K for the year 1993, under File No. 1-1196 and incorporated herein by reference.
      4.1      Rights Agreement dated as of July 24, 1995 between the Company and
               First Chicago Trust Company of New York, as Rights Agent, filed with the Commission as Exhibit 4 to the Company's report on Form 10-Q for the quarterly period ended June 30, 1995, under File No. 1-1196 and incorporated herein by reference.
      4.2      Canyon Fuel Company, LLC Capital Accumulation Plan, effective July 1,
               1997, filed as an exhibit to this registration statement.
      4.3      CH-Twenty, Inc. Capital Accumulation Plan, effective July 1, 1997, filed as an exhibit to this registration statement.
      4.4      CH-Twenty, Inc. Savings Plan, effective July 1, 1997, filed as an exhibit to this registration statement.
      4.5      Form of Canyon Fuel Company, LLC Capital Accumulation Plan Trust
               Agreement between Canyon Fuel Company and State Street Bank and Trust
               Company, as Trustee (the "Trustee"), effective July 1, 1997, filed as an exhibit to this registration statement.
      4.6      Form of CH-Twenty, Inc. Capital Accumulation Plan Trust Agreement
               between CH-Twenty, Inc. and the Trustee, effective July 1, 1997, filed as an Exhibit to this registration statement.
      4.7      Form of CH-Twenty, Inc. Savings Plan Trust Agreement between
               CH-Twenty, Inc. and the Trustee, effective July 1, 1997, filed as an
               Exhibit to this registration statement.
      5.1      Opinion of Diane A. Ward, Esq., dated August 6, 1997, as to the validity of the shares of Common Stock of the Registrant being registered.
      5.2      The Registrant hereby undertakes to submit to the Internal Revenue
               Service ("IRS") each of the plans and any amendments thereto in a timely manner and will make all changes required by the IRS in order to qualify the plans.
     10        Form of Indemnity Agreement adopted by the Board of Directors of the
               Company on January 26, 1987 and executed in February 1987 by the
               Company and each of its directors and officers included in Exhibit A to the Company's 1987 Proxy Statement, filed with the Commission under File No. 1-1196 and incorporated herein by reference.
     23.1      Consent of Coopers & Lybrand L.L.P., filed as an exhibit to this registration statement.
     23.2      Consent of Diane A. Ward, Esq. (included in Exhibit 5.1).
     24        Power of Attorney, filed as an exhibit to this registration statement.